Exhibit 99.1
ENVIRONMENTAL TECTONICS CORPORATION
ANNOUNCES RESTATED PRIOR PERIOD FINANCIAL RESULTS
          Southampton, PA, April 24, 2008 – Environmental Tectonics Corporation (AMEX: ETC) (“ETC” or the “Company”) today announced restated financial results for the third quarter and year-to-date of fiscal 2007 and full year fiscal 2007, which ended February 23, 2007. The operating results published below reflect the formal investigation conducted by the Company’s Audit Committee, in conjunction with management, of the impact of the previously announced claim settlement with the U.S. Navy (the “Navy”) in June 2007. After investigation, it was determined that the carrying value of the claim receivable associated with the U. S. Navy dispute had been impaired during the third quarter of fiscal 2007. The impairment resulted from certain allegations made by the Navy, which subsequently resulted in a counterclaim being filed by the Navy against the Company. The Navy claim issue has now been fully resolved as described below.
          The restatement in the third quarter, third quarter year-to-date and full year results of fiscal 2007 involves one change, namely the recording of a reserve against a claim receivable for the full amount of the carrying value of $3,004,000 of the previously recorded claim receivable related to the Navy submarine decompression rescue chamber project. The effect of this adjustment results in a corresponding reduction in accounts receivable, an increase in net loss and a reduction in stockholder’s equity. As previously reported on a Form 8-K filed July 16, 2007, the Company had expensed the claim receivable during the first quarter of fiscal 2008, reflecting the aforementioned settlement with the Navy. Therefore, the first quarter operating results will be adjusted to reflect a reversal of the charge for the receivable, resulting in a $3,004,000 increase in net income. No other changes to the previously reported financial results were determined to be required.
     The restated consolidated financial statements of operations by period, with comparisons to previously stated financial results, follow:

	Fiscal 2007
	UNAUDITED
	(dollars in thousands, except share and per share information)
	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
	Nov. 24, 2006	Nov. 24, 2006	Nov. 24, 2006	Nov. 24, 2006
	restated	as reported	restated	as reported
Net sales	$4,718	$4,718	$13,622	$13,622
Cost of goods sold	3,688	3,688	11,084	11,084

Gross profit	1,030	1,030	2,538	2,538

	Fiscal 2007
	UNAUDITED
	(dollars in thousands, except share and per share information)
	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
	Nov. 24, 2006	Nov. 24, 2006	Nov. 24, 2006	Nov. 24, 2006
	restated	as reported	restated	as reported
Selling and administrative	2,568	2,568	7,204	7,204
Claim settlement costs	3,004	0	3,004	0
Research and development	43	43	529	529

	5,615	2,611	10,737	7,733
Operating loss	(4,585)	(1,581)	(8,199)	(5,195)

Other expenses
Interest	291	291	857	857
Other, net	(43)	(43)	(36)	(36)

	248	248	821	821

Loss before taxes and minority interest	(4,833)	(1,829)	(9,020)	(6,016)
Provision for income taxes	4	4	13	13

Loss before minority interest	(4,837)	(1,833)	(9,033)	(6,029)
Income attributable to minority interest	33	33	16	16

Net loss	$(4,870)	$(1,866)	$(9,049)	$(6,045)
Per share information
Loss per common share	$(4,960)	$(1,956)	$(9,218)	$(6,214)
Basic	($0.55)	($0.22)	($1.02)	($0.69)
Diluted	($0.55)	($0.22)	($1.02)	($0.69)

Weighted average shares
Basic	9,027,000	9,027,000	9,031,000	9,031,000
Diluted	9,027,000	9,027,000	9,031,000	9,031,000

	Fiscal 2007
	UNAUDITED
	(dollars in thousands, except share and per share information)
	52 weeks ended	52 weeks ended
	Feb. 23, 2007	Feb. 23, 2007
	restated	as reported
Net sales	$17,419	$17,419
Cost of goods sold	15,348	15,348

Gross profit	2,071	2,071

Selling and administrative	9,434	9,434
Claim settlement costs	3,004	0
Research and development	569	569

	13,007	10,003
Operating loss	(10,936)	(7,932)

Other expenses
Interest	1,151	1,151
Other, net	(58)	(58)

	1,093	1,093
Loss before taxes and minority interest	(12,029)	(9,025)
Benefit from income taxes	(77)	(77)

Loss before minority interest	(11,952)	(8,948)
Loss attributable to minority interest	(8)	(8)

Net loss	$(11,944)	$(8,940)
Per share information
Loss per common share	$(12,203)	$(9,199)
Basic	($1.35)	($1.02)
Diluted	($1.35)	($1.02)

Weighted average shares
Basic	9,030,000	9,030,000
Diluted	9,030,000	9,030,000
     ETC designs, develops, installs and maintains aircrew training systems (aeromedical, tactical combat and general), disaster management training systems and services, entertainment products, sterilizers (steam and gas), environmental testing products, hyperbaric chambers and related products for domestic and international customers.

     This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause our actual results, levels of activity, performance or achievements to be materially different from any other future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements with respect to ETC’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of ETC, including but not limited to, (i) the proposed acquisition by H. F. Lenfest, a member of ETC’s Board of Directors and a significant shareholder of ETC, (ii) projections of revenue, costs of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, capital structure, other financial items and the effects of currency fluctuations, (iii) statements of plans and objectives of ETC or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions of customers, suppliers, competitors or regulatory authorities, (iv) statements of future economic performance, (v) statements of assumptions and other statements about ETC or its business, (vi) statements made about the possible outcomes of litigation involving ETC, and (vii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “looking forward”, “would”, “believe”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, or the negative of such terms or similar expressions. These forward-looking statements involve risks and uncertainties which are subject to change based on various important factors. Some of these risks and uncertainties, in whole or in part, are beyond ETC’s control. Factors that might cause or contribute to such a material difference include, but are not limited to, those discussed in our Securities and Exchange Commission filings and other public documents, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended February 23, 2007. Shareholders are urged to review these risks carefully prior to making an investment in the ETC’s common stock. The Company cautions that the foregoing list of important factors is not exclusive.

Contact: Duane D. Deaner, CFO	Tel: 215-355-9100 (ext. 1203)	Fax: 215-357-4000
	ETC – Internet Home Page:	http://www.etcusa.com

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